Exhibit 2.1

LIMITED LIABILITY PARTNERSHIP ADVOCATEN BELASTINGADVISEURS SOLICITORS

EXECUTION COPY

22 SEPTEMBER 2006

KONINKLIJKE AHOLD N.V.

AS ISSUER

AND

CITIBANK N.A.

AS AGENT

AND

ABN AMRO BANK N.V.

AS PAYING AGENT

AMENDED AND RESTATED

AGENCY AGREEMENT

IN RESPECT OF A

EURO MEDIUM TERM NOTE PROGRAM

AMENDED AND RESTATED AGENCY AGREEMENT

in respect of a

EURO MEDIUM TERM NOTE PROGRAM

THIS AMENDED AND RESTATED AGENCY AGREEMENT is made on 22 September 2006 BETWEEN:

(1)	KONINKLIJKE AHOLD N.V., whose corporate seat is at Zaandam, The Netherlands and whose office is at Piet Heinkade 167-173, 1019 GM Amsterdam, The Netherlands (the “Issuer”);

(2)	CITIBANK N.A. of Citigroup Centre, 21st Floor, Canada Square, Canary Wharf, London E14 5LB, England as issuing and principal paying agent and agent bank (in such capacity, the “Agent”, which expression shall include any successor agent appointed in accordance with clause 21); and

(3)	ABN AMRO BANK N.V. of Kemelstede 2, 4817ST Breda, The Netherlands (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agent appointed in accordance with clause 21 and “Paying Agent” shall mean any of the Paying Agents).

WHEREAS:

(A)	On 12 May 2000 Koninklijke Ahold N.V., Ahold Finance B.V, Ahold Finance Europe B.V., and Ahold Finance U.S.A., Inc. established a Euro Medium Term Note Program (the “Program”) and entered into a program agreement, as supplemented by a supplemental program agreement dated 26 April 2001 and as amended and restated by an amended and restated program agreement dated 8 August 2002 (together, the “Original Program Agreement”) with the Dealers named therein pursuant to which the Issuers may issue Notes (the “Notes”).

(B)	In connection with the establishment of the Program, Koninklijke Ahold N.V., Ahold Finance B.V, Ahold Finance Europe B.V., and Ahold Finance U.S.A, Inc. entered into an agency agreement dated 12 May 2000, as supplemented by a supplemental agency agreement dated 26 April 2001 and as amended and restated by an amended and restated agency agreement dated 8 August 2002 (the “Original Agency Agreement”) with the agent and the paying agents named therein.

(C)	On the date hereof, the Issuer entered into an amended and restated Program Agreement (the “Program Agreement”) with the Dealers named therein which amended and restated the Original Program Agreement.

(D)	With effect from the date hereof Koninklijke Ahold N.V., Zaandam, Geneva Branch, Ahold Finance Europe B.V. and Ahold Finance USA, LLC are taken from the Program.

(E)	This Agreement amends and restates the Original Agency Agreement. Any Notes issued under the Program on or after the date of this Agreement shall be issued pursuant to this Agreement. The amendments contemplated by this Agreement do not affect any Notes issued under the Program prior to the date of this Agreement.

(F)	Each issue of Notes may be initially represented by a Temporary Global Note, a Permanent Global Note or may be issued in definitive form. Global Notes and Definitive Notes will be in or substantially in the respective forms set out in Schedule 3 hereto. Definitive Notes may be represented by bearer notes (i) in the Specified Denomination(s) each with Coupons attached either (a) in the form set out in Part IIIA of Schedule 3 (“Euro-form”) or (b) in the form set out in Part IIIB of Schedule 4 (“K-form”) and (ii) in the Specified Denomination(s) each with Coupon sheets attached in the form set out in Part IIIC of Schedule 3 (“CF-form”). In this Agreement, unless the context otherwise requires, the expression “Definitive Notes” includes Euro-form Notes, K-form Notes (and Coupons) and CF-form notes (and Coupon sheets).

(G)	Temporary Global Notes, Permanent Global Notes and Definitive Notes in Euro-form may be held in Euroclear, Clearstream, Luxembourg and any other clearing systems specified in the applicable Final Terms.

(H)	The Definitive Notes in CF-form will be governed by the rules and regulations of the “Obligatiekantoor van het Centrum voor Fondsenadministratie B.V.” (the “CF Rules”) and, as far as applicable, by this Agreement. In the event of any inconsistency between the CF Rules and the provisions of this Agreement, the CF Rules will prevail.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms and expressions defined in the Program Agreement or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise.

1.2	Without prejudice to the foregoing:

“outstanding” means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Terms and Conditions of the Notes as set out in Schedule 2 to this Agreement (the “Conditions”), (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders of the relevant Series in accordance with Condition 14) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 9, (d) those which have been purchased and cancelled as provided in Condition 7, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11, (g) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and/or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders; and

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 2, 5 and 6 of Schedule 4 hereto,

those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any of its subsidiaries) for the benefit of the Issuer or any of its subsidiaries shall (unless and until ceasing to be so held) be deemed not to be outstanding;

“EU Withholding Tax Directive” or “Directive” means the EU Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent or as specified in the applicable Final Terms;

“Specified Time” means 11.00 a.m. (London time, in the case of a determination of LIBOR, or Brussels time, in the case of a determination of EURIBOR); and

“subsidiary” means any company which is for the time being a subsidiary (within the meaning of section 2:24a of the Dutch Civil Code) of the named party.

1.3	Any references to Notes shall, unless the context otherwise requires, include any Global Note or Global Notes representing such Notes.

1.4	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons” (which expression shall include

Coupon sheets), “Couponholders” (which expression shall include holders of the Coupon sheets), “Talons” and “Talonholders” shall be construed accordingly.

1.5	All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in Condition 6.

1.6	All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).

1.7	In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

1.8	All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.

1.9	All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Program Agreement, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented, replaced or novated from time to time.

1.10	Any references herein to a “relevant clearing system” shall mean the clearing and/or settlement system(s) specified in the applicable Final Terms.

1.11	Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

2.	APPOINTMENT OF AGENT AND PAYING AGENTS

2.1	The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of the Issuer upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

2.1.1	completing, authenticating (or procuring the authentication of) and delivering Global Notes and (if required) authenticating or arranging for the authentication in its name, and delivering, Definitive Notes;

2.1.2	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes;

2.1.3	exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes;

2.1.4	paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

2.1.5	determining the end of the distribution compliance period applicable to each Tranche in accordance with the provisions of clause 4 below;

2.1.6	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

2.1.7	arranging in the name of the Issuer for notices to be communicated to the Noteholders;

2.1.8	ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Program;

2.1.9	subject to the Procedures Memorandum, submitting to the relevant Stock Exchange(s) such number of copies of each Final Terms which relates to Notes which are to be admitted to listing, trading and/or quotation as may reasonably be required; and

2.1.10	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.2	The obligations of the Paying Agents are several and for the avoidance of doubt, Article 7:407 of the Netherlands Civil Code shall not apply.

2.3	The parties hereto further agree that:

2.3.1	Articles 7:404, 7:408 and 7:411 of the Netherlands Civil Code shall not apply to this Agreement; and

2.3.2	Articles 7:401, 7:402 and 7:403 of the Netherlands Civil Code shall not apply to this Agreement to the extent that the scope of these articles exceeds the rights and obligations as set out by the arrangements contained herein.

2.4	Each Paying Agent is hereby appointed as paying agent of the Issuer upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

3.	ISSUE OF GLOBAL NOTES

3.1	Subject to subclause 3.2 of this clause, following receipt of the relevant Final Terms signed by the Issuer, the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is hereby authorised in the name of the Issuer:

(a)	to prepare and complete a Temporary Global Note or (if so specified in the applicable Final Terms) a Permanent Global Note by, inter alia, attaching a copy of the applicable Final Terms to a copy of the master Global Note;

(b)	to authenticate (or procure the authentication of) such Global Note;

(c)	in accordance with the applicable Final Terms to deliver such Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary of confirmation that such common depositary is holding the Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg in accordance with each system’s rules, regulations and operating procedures and to instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the Issuer (i), in the case of Notes issued on a non-syndicated basis, to credit the Notes represented by such Global Note to the Agent’s distribution account, and (ii) in the case of Notes issued on a syndicated basis, to hold the Notes represented by such Global Note to the Issuer’s order; and

(d)	to ensure, where necessary, that the Notes of each subsequent Tranche of a Series are initially assigned a temporary ISIN and common code by Euroclear and Clearstream, Luxembourg or a Fondscode by the Securities Clearing Corporation of LCH Clearnet S.A., Amsterdam Branch which are different from the ISIN, common code and/or Fondscode assigned to Notes of any other Tranche of the same Series.

3.2	The Agent shall only be required to perform its obligations under subclause 3.1 if it holds a master Temporary Global Note and a master Permanent Global Note, each duly executed by a person or persons authorised to execute the same in the name of the Issuer, which may be used by the Agent for the purpose of preparing the relevant Global Note in accordance with paragraph (a) of that subclause; and

3.3	The Agent will provide Euroclear, Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg in accordance with, and at the times provided in, the respective rules, regulations and operating procedures of such systems.

4.	DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT GLOBAL NOTES AND DEFINITIVE NOTES AND DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

4.1	The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Issuer, the relevant Dealer and the relevant clearing system.

4.2	The Agent shall deliver or deposit, upon notice from the relevant clearing system, a Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note. Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is hereby authorised in the name of the Issuer:

4.2.1	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the master Permanent Global Note;

4.2.2	in the case of the first Tranche of any Series of Notes, to authenticate (or procure the authentication of) such Permanent Global Note;

4.2.3	in the case of the first Tranche of any Series of Notes, to deliver or deposit, as the case may be, such Permanent Global Note to or with the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being in the name of Euroclear and/or Clearstream, Luxembourg, either in exchange for such Temporary Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule Two of both the Temporary Global Note and the Permanent Global Note; and

4.2.4	in any other case, by attaching a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and entering details of any exchange in whole or part as aforesaid.

4.3	In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the distribution compliance period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

4.4	In the case of a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the distribution compliance period in respect of such Tranche upon receiving the relevant information of the Lead Manager in respect of the issue of such Tranche.

4.5	In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the distribution compliance period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

4.6	Forthwith upon determining the end of the distribution compliance period in respect of any Tranche, the Agent shall notify such determination to the Issuer and the relevant Dealer or, in the case of a syndicated issue, the Lead Manager.

5.	ISSUE OF DEFINITIVE NOTES

5.1	Upon (a) an Exchange Date (in the case of a Temporary Global Note) or (b) notice from the relevant clearing system or the Issuer pursuant to the terms of a Permanent Global Note or (c) the Issue Date, as the case may be, the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note or, as the case may be, the applicable Final Terms. For this purpose the Agent is hereby authorised in the name of the Issuer:

5.1.1	to authenticate or arrange for the authentication on its behalf of such Definitive Note(s) in accordance with the provisions of this Agreement; and

5.1.2	to deliver or deposit, as the case may be, or cause to be delivered or deposited, as the case may be, such Definitive Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg.

The Agent shall notify the Issuer forthwith upon receipt of a request for issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of such Global Note to be exchanged in connection therewith.

5.2	The Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this clause 5.

6.	TERMS OF ISSUE

6.1	The Agent shall cause all Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe keeping and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions or, as the case may be, the applicable Final Terms.

6.2	Subject to the procedures set out in the Procedures Memorandum, for the purposes of subclauses 3.1 and 5.1.2 the Agent is entitled to treat a telephone or electronic transmission communication from a person purporting to be (and who the Agent believes in good faith to be) the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, clause 19.7 as sufficient instructions and authority of the Issuer for the Agent to act in accordance with subclauses 3.1 and 5.1.2.

6.3	In the event that a person who has signed in the name of the Issuer any Note not yet issued but held by the Agent in accordance with clause 3 ceases to be authorised as described in subclause 19.7, the Agent shall (unless the Issuer gives written notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Issuer. Promptly upon such person ceasing to be authorised, the Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the Issuer upon request a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

6.4	If the Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the Issuer, the Issuer shall repay to the Agent the Advance and shall pay interest on the Advance from (and including) the date such Advance is made to the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate reasonably determined at that time by the Agent as its cost of funding the Advance or such part thereof as may from time to time be outstanding (provided that evidence of the basis of such rate is given to the Issuer)).

6.5	In the case of issues where the Agent acts as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, as from such date interest will become payable by the defaulting Dealer to the Issuer and the Defaulted Note remains in the Agent’s distribution account with the relevant clearing system after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Issuer. The Agent shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Issuer forthwith upon receipt from the Dealer of the full purchase price and the interest payable in respect of such Defaulted Note.

7.	PAYMENTS

7.1	The Issuer will, no later than 11.00 a.m. (local time in the relevant financial centre of the country of the currency in which the relevant payment falls to be made, and which, in the case of payments in euro, shall be Brussels), on each date on which any payment in respect of any Notes issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Issuer may agree.

7.2	Any funds paid by or by arrangement with the Issuer to the Agent pursuant to clause 7.1 hereof shall be held in the relevant account referred to in subclause 7.1 above for payment to the Noteholders, Receiptholders or Couponholders, as the case may be, until any Notes or matured Receipts or Coupons become void under Condition 9. In that event the Agent shall forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable on the relevant Notes, Receipts or Coupons.

7.3	The Issuer will ensure that no later than 11.00 a.m. (Luxembourg time) on the second Luxembourg Business Day (being a day on which banks and foreign exchange markets are open for business in Luxembourg) immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause 7.1, the Agent shall receive a payment confirmation by telex from the paying bank of the Issuer, as the case may be.

7.4

The Agent will notify the Issuer and the other Paying Agents forthwith by electronic transmission if it has not by 11.00 a.m. (local time in the relevant financial centre of the country of the currency in which the relevant payment falls to be made which, in the case of payments in euro, shall be Brussels) on the due date for payment of the Notes or any of them or any of the Receipts or Coupons, received unconditionally the full amount in the Specified Currency, in immediately available funds, of the moneys payable on such due date on all such Notes, Receipts and/or Coupons (as the case may be).

7.5	The Agent shall ensure that payments of both principal and interest in respect of Temporary Global Notes representing a Tranche subject to TEFRA D selling restrictions (that have maturities in excess of 183 days) will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Notes) has been received from the relevant clearing system in accordance with the terms thereof or by means of Swift (Society for Worldwide Interbank Financial Telecommunication).

7.6	The Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes in the name of the Issuer in the manner provided in the Conditions. If any payment provided for in subclause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

7.7	If for any reason (other than gross negligence, wilful default or bad faith on the part of the Agent or its officers, employees or agents) the amounts received by the Agent pursuant to subclause 7.1 are insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received or had made available to its order the full amount of all such payments.

7.8	Without prejudice to subclauses 7.6 and 7.7, if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause 7.1 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due under subclause 7.1, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

7.9	Unless it has received notice pursuant to subclause 7.4 above, each of the Paying Agents is hereby authorised to draw on the account referred to in subclause 7.1 above for all payments in respect of Notes, Receipts and Coupons properly made by such Paying Agent by means of a debit advice in duplicate and/or cable (each time indicating the account of the Paying Agent to be credited) addressed to the Agent.

7.10	Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

7.11	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

8.1	Determinations and notifications

8.1.1	In relation to each Tranche of Notes in respect of which the Agent has agreed to make any determination or calculation, the Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

8.1.2	The Agent shall not be responsible to the Issuer or to any third party (except in the event of gross negligence, wilful default or bad faith of the Agent, as the case may be) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

8.1.3	The Agent shall promptly notify (and confirm in writing to) the Issuer, the other Paying Agents and (in respect of a Series of Notes admitted to listing, trading and/or quotation on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

8.1.4	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

8.1.5	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause 8, it shall forthwith notify the Issuer and the Paying Agents of such fact.

8.1.6

Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) shall be made by the calculation agent specified in the applicable Final Terms (the “Calculation Agent”) in the manner specified in the applicable Final Terms. Unless otherwise agreed between the Issuer and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1 to this Agreement.

8.1.7	The Agent in the name of the Issuer will cause a notice to be published in accordance with the Conditions not less than 7 days nor more than 21 days before each due date for payment of a second or subsequent instalment of the issue price for any Partly Paid Notes, reminding persons entitled to the Partly Paid Notes of the due date for payment of the relevant instalment, the procedure for payment and that failure to pay such instalment, together with accrued interest for late payment, if appropriate, on any Partly Paid Note will entitle the Issuer to forfeit the same and retain for its own use and benefit the first or previous instalments thereon. Such publication will be at the expense of the Issuer.

8.2	Interest determination, Screen Rate Determination including fallback provisions

8.2.1	Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(a)	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

(b)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Specified Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

8.2.2

If the Relevant Screen Page is not available or if in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Agent shall request each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean

(rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

8.2.3	If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

8.2.4	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges imposed by a Relevant Jurisdiction, they shall give notice thereof to the Agent as soon as they become aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

10.	DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION

10.1	If the Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the Issuer shall give written notice of such decision to the Agent not less than 15 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent to undertake its obligations herein and in the Conditions.

10.2	If some only of the Notes are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Condition 7(c) but shall give the Issuer reasonable notice of the time and place proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.

10.3	The Agent shall publish or cause to be published the notices required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notices shall specify (a) the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed and (b) the fact, if applicable, that no exchange of a Global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption. Such notices will be published in accordance with the Conditions and will be at the expense of the Issuer. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.

10.4	Each Paying Agent will keep a stock of notices (each a “Put Notice”) in the form set out in Schedule 5 and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Receipts, Coupons and Talons relating to it deposited with it) in the name of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and repayable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder, unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes, at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the Issuer.

11.	RECEIPT AND PUBLICATION OF NOTICES

11.1	Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions the Agent shall forward a copy thereof to the Issuer.

11.2	In the name of and at the request and expense of the Issuer, the Agent shall cause to be published all notices required to be given by the Issuer to the Noteholders in accordance with the Conditions.

12.	CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

12.1	All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. In addition, all Notes which are purchased by or in the name of the Issuer or any of their respective subsidiaries and are surrendered to a Paying Agent for cancellation, together (in the case of Notes in definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent together, in the case of all paid Notes, Receipts and Coupons, with a certificate stating the serial numbers in numerical sequence of such Notes and Receipts and the total number by maturity date of such Coupons within two months after claiming funds for payments.

12.2	The Agent shall (i) keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, payment, exchange and cancellation and in respect of the Notes and Receipts retain such record until the expiry of five years after the final maturity date for the Notes; (ii) in respect of the Coupons and Talons of each maturity retain until the expiry of five years thereafter a record of all paid Coupons and exchanged Talons of that maturity and a record of the total number of Coupons of that maturity still remaining unpaid and Talons of that maturity still remaining unexchanged; and (iii) make such records available at all reasonable times to the Issuer.

12.3	The Agent or its authorised agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and furnish the Issuer as soon as reasonably practicable (and in any event within six months after the date of redemption, payment or receipt) upon request with a certificate of destruction containing written particulars of the serial numbers of the Notes and Receipts (in the case of Notes in definitive form) and the number by maturity date of Coupons and Talons and the total face value of Coupons so destroyed.

12.4	All records and certificates made or given pursuant to this clause 12 and clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

13.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

13.1	The Issuer will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

13.2	The Agent will, subject to and in accordance with the Conditions and the following provisions of this clause 13, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

13.3	In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

13.4	The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have made payment of the expenses incurred by the Issuer in connection therewith (including publication) and on such terms as to evidence, security, indemnity or otherwise in favour of the Issuer in respect thereof as the Issuer may reasonably require and shall have surrendered to the Agent any mutilated or defaced Note, Receipt, Coupon or Talon to be so replaced.

13.5	The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause 13 and shall furnish the Issuer and the Agent upon request with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, thereafter, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Issuer with a destruction certificate containing the information specified in subclause 12.3.

13.6	The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, inform the Issuer and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause 13, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

13.7	The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the Issuer.

13.8	Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the Issuer and the other Paying Agents.

13.9	The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where such Paying Agent is the Agent) shall inform the Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

The Agent shall hold available for inspection copies of:

(i)	an English translation of the most recent constitutional documents of the Issuer;

(ii)	the Accounts of the Issuer for the three most recent financial years, if available, and the most recently available published interim financial statements (if any) of the Issuer (in English);

(iii)	the Program Agreement and this Agreement;

(iv)	the Base Prospectus and all Final Terms; and

(v)	any future base prospectuses and supplements to the Base Prospectus and any other documents incorporated therein by reference.

For this purpose, the Issuer shall furnish the Agent with sufficient copies of each of such documents.

15.	MEETINGS OF NOTEHOLDERS

15.1	The provisions of Schedule 4 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

15.2	Without prejudice to subclause 15.1, each of the Agent and the Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 4 and shall forthwith give notice to the Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

16.	COMMISSIONS AND EXPENSES

16.1	The Issuer agrees to pay to the Agent such commissions, fees and expenses as the Issuer and the Agent shall separately agree in respect of the services of the Agent and the Paying Agents hereunder.

16.2	The Agent will make payment of the fees and commissions due hereunder to the Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer. The Issuer shall not be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.	INDEMNITY

The Issuer will indemnify and hold harmless the Agent and each of the Paying Agents on demand against any losses, liabilities, costs, claims, actions, demands or expenses which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment or the exercise of its powers, discretions, authorities and duties hereunder except such as may result from its own negligence, default or bad faith or that of its officers or employees. This indemnity is in addition to and without prejudice to the rights conferred by Article 7:406 of the Netherlands Civil Code and shall survive the termination or expiry of this Agreement.

17.1	Each of the Agent and the Paying Agents will severally indemnify and hold harmless the Issuer on demand against any losses, liabilities, costs, claims, actions, demands or expenses which it may incur or which may be made against it as a result of negligence, default or bad faith of the Agent or such Paying Agent or any of its officers, employees or agents.

17.2	Under no circumstances will the Agent be liable to any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) of any kind.

18.	RESPONSIBILITY OF THE PAYING AGENTS

18.1	The Paying Agents shall not be responsible or accountable to anyone with respect to the validity of this Agreement or the Notes, Receipts or Coupons or for any act or omission by any Paying Agent in connection with this Agreement or any Note, Receipt or Coupon except for their own negligence, default or bad faith, including that of their respective officers and employees.

18.2	The Paying Agents shall have no duty or responsibility in case of any default by the Issuer in the performance of its obligations under the Conditions or, in the case of receipt of a written demand from a Noteholder or Couponholder, with respect to such default, provided however that forthwith upon receipt by the Agent of a notice given by a Noteholder in accordance with Condition 10, the Agent will notify the Issuer thereof and furnish it with a copy of such notice.

18.3	Whenever in the performance of its duties under this Agreement a Paying Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Issuer prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may (save for manifest errors) be deemed to be conclusively proved and established by a certificate signed by the Issuer and delivered to such Paying Agent and such certificate shall be a full authorisation to such Paying Agent, in its capacity as such, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

19.	CONDITIONS OF APPOINTMENT

19.1	The Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in subclause 19.2 below; and

(c)	that it shall not be liable to account to the Issuer for any interest thereon.

No monies held by any Paying Agent need be segregated except as required by law.

19.2	Without prejudice to the provisions of clauses 7 and 27, in acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts or Coupons.

19.3	The Agent and the Paying Agents hereby undertake to the Issuer to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions, the Procedures Memorandum and the applicable Final Terms specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

19.4	Each of the Agent and the Paying Agents may consult with legal and other professional advisers approved by the Issuer, such approval not to be unreasonably withheld, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

19.5	Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

19.6

Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons with the same rights (but without prejudice to any limitations which might apply in any other capacity) that it or he would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in (subject as aforesaid) any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes, Receipts or Coupons or in connection with any other obligations of the Issuer as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

19.7	The Issuer shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

19.8	Except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer and each of the Paying Agents shall be entitled to treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof).

20.	COMMUNICATION BETWEEN THE PARTIES

All communications relating hereto between the Issuer and any of the Paying Agents shall be made in writing or by electronic transmission through the Agent.

21.	CHANGES IN AGENT AND PAYING AGENTS

21.1	The Issuer agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the Issuer, as the case may be, as provided herein:

(a)	so long as any Notes are admitted to listing, trading and/or quotation on any Stock Exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange; and

(b)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(c)	there will at all times be an Agent;

(d)	there will at all times be a Paying Agent with a specified office situated outside The Netherlands;

(e)	the Issuer undertakes that it will ensure that it maintains a paying agent in an EU member state that will not be obliged to withhold or deduct taxes pursuant to the Directive;

(f)	the Issuer covenants that in the event that in respect of an issue of Notes withholding of taxes are obliged as of the Issue Date of such Notes this will be affirmed by the Issuer in the Final Terms through an item referred to as “Dutch Wittholding Tax”; and

(g)	the Issuer covenants if withholding of taxes becomes applicable during the life of the certain Series of Notes, it will notify the relevant parties at least 10 Business Days prior to the next Interest Payment Date in respect of such Notes, by way of a letter to the Agent and by giving notice to the Noteholders in accordance with Condition 14.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in subclause 21.5), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with the Conditions.

21.2	The Agent may (subject as provided in subclause 21.4) at any time resign as Agent by giving at least 90 days’ written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.

21.3	The Agent may (subject as provided in subclause 21.4) be removed at any time by the Issuer on at least 45 days’ notice by the filing with it of an instrument in writing signed in the name of the Issuer specifying such removal and the date when it shall become effective.

21.4	Any resignation under subclause 21.2 or removal under subclause 21.3 shall only take effect upon the appointment by the Issuer as hereinafter provided of a successor Agent and (other than in the case of insolvency of the Agent) on the expiry of the notice to be given under clause 23. The Issuer agrees with the Agent that if, by the day falling ten days before the expiry of any notice under subclause 21.3, the Issuer has not appointed a successor Agent, then the Agent shall be entitled, in the name of the Issuer, to appoint as a successor Agent in its place a reputable financial institution of good standing which the Issuer shall approve.

21.5

In case at any time the Agent resigns, or is removed, or becomes incapable of action or is adjudged a bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing, may be appointed by the Issuer by an instrument in writing filed with the successor

Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent) upon expiry of the notice to be given under clause 23, the Agent so superseded shall cease to be the Agent hereunder.

21.6	Subject to subclause 21.1, the Issuer may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents at any time and/or appoint one or more further Paying Agents by giving to the Agent and to the relevant Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency of the Paying Agent).

21.7	Subject to subclause 21.1, all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuer and the Agent at least 45 days’ written notice to that effect.

21.8	Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder, the records referred to in subclauses 12.2 and 13.7 and all Notes, Receipts and Coupons held by it to the successor Agent hereunder;

(b)	shall be entitled to the payment by the Issuer of its commissions, fees and expenses for the services thereto rendered hereunder in accordance with the terms of clause 16; and

(c)	shall not have any further duties, obligations, liabilities or responsibilities hereunder.

21.9	Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder, and such predecessor, upon payment to it of its commissions, fees and expenses then unpaid, shall thereupon become obliged to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all moneys and records as referred to in subclause 21.8.1 of this clause, held by such predecessor as Agent hereunder.

22.	MERGER AND CONSOLIDATION

Any corporation into which the Agent or any Paying Agent may be merged or converted, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall as soon as possible be given to the Issuer by the relevant Agent or Paying Agent.

23.	NOTIFICATION OF CHANGES TO PAYING AGENTS

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (in the name of and at the expense of the Issuer) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

24.	CHANGE OF SPECIFIED OFFICE

If the Agent or any Paying Agent determines to change its specified office (which may only be effected within the same city) it shall give to the Issuer and (if applicable) the Agent written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuer) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

25.	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

25.1	if delivered in person to the relevant address specified in the Procedures Memorandum and, if so delivered, shall be deemed to have been delivered at time of receipt; or

25.2	if sent by electronic transmission to the relevant number specified in the Procedures Memorandum and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by confirmation of error free transmittal from the transmitting terminal.

Where a communication is received on a non-business day or after 5 p.m. on a business day in the place of receipt it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

26.	TAXES AND STAMP DUTIES

26.1	The Issuer agrees to pay any and all stamp, registration and other similar taxes or duties (including any interest and penalties thereon or in connection therewith) imposed by The Netherlands, Luxembourg, Belgium or any political subdivision or taxing authority of any such jurisdiction connection with the execution, delivery, performance and enforcement of this Agreement, and shall indemnify each Paying Agent against any claim, demand, action, liability, damage, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which they may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

26.2	As between the Paying Agents and the Issuer all present and future direct and indirect taxes and transfer charges due in respect of activities hereunder and commission and fee payments therefor will be chargeable to and paid by the Issuer, except as provided herein and except for taxes on any net income or profits earned by any of the Paying Agents. If any of the Paying Agents is or shall become aware of the imposition of such taxes or transfer charges, it shall forthwith notify the Issuer thereof and upon such notice the Issuer may terminate the appointment of such Paying Agent in accordance with clause 21.

27.	AMENDMENTS

This Agreement may be amended in writing by agreement between the Issuer and the Agent, but without the consent of the other Paying Agents or any Noteholder, Receiptholder or Couponholder, in any way (a) which is not materially prejudicial to the interests of the Noteholders or (b) which is of a formal, minor or technical nature or is to correct a manifest error or to comply with mandatory provisions of the law of The Netherlands.

28.	SUBSTITUTION

In the event of the Issuer wishing to effect a substitution pursuant to Condition 17, the Issuer shall procure that prior to such substitution the conditions set out in Condition 17 shall have been satisfied. In the event of any such substitution, references to the Issuer by name in this Agreement shall be read as references to the substituted Issuer.

29.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

29.1	This Agreement is governed by, and shall be construed in accordance with, the laws of The Netherlands.

29.2	The Issuer hereby irrevocably submits, for the exclusive benefit of the Agent and the other Paying Agents, to the jurisdiction of the courts of Amsterdam, The Netherlands, judging in the first instance, and its appellate courts. Without prejudice to the foregoing, the Issuer further irrevocably agrees that any suit, action or proceedings arising out of or in connection with this Agreement may be brought in any other court of competent jurisdiction.

30.	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

31.	EFFECTIVE DATE

This Amended and Restated Agency Agreement (and in particular, but without limitation, the Conditions of the Notes contained in Schedule 2) shall apply to issues of Notes made on and after 22 September 2006, but without prejudice to the rights and obligations of (i) the parties to the Original Agency Agreement in relation to issues of Notes prior to 22 September 2006 and (ii) the holders of such Notes.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1

FORM OF CALCULATION AGENCY AGREEMENT

Dated [        ]

KONINKLIJKE AHOLD N.V.

as Issuer

and

[            ]

as Calculation Agent

EURO MEDIUM TERM NOTE PROGRAM

CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

in respect of a

EURO MEDIUM TERM NOTE PROGRAM

THIS AGREEMENT is made on [            ] BETWEEN:

(1)	KONINKLIJKE AHOLD N.V. as issuer (the “Issuer”); and

(2)	[ ] of [ ] (the “Calculation Agent”, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

(A)	The Issuer has entered into an amended and restated program agreement with the Dealers named therein dated 22 September 2006 under which the Issuer may issue Notes (“Notes”).

(B)	The Notes will be issued subject to and with the benefit of an amended and restated agency agreement (the “Agency Agreement”) dated 22 September 2006 and entered into between the Issuer, Citibank N.A. as Agent (in such capacity, the “Agent” which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

NOW IT IS HEREBY AGREED that:

1.	APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is hereby appointed in respect of each Series of Notes described in the Schedule hereto (the “Relevant Notes”) for the purposes set out in clause 2 below, all upon the terms hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2.	DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Conditions”) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.

3.	EXPENSES

Save as provided in clause 4 below and with the exception of publication of notices (which shall be at the expense of the Issuer), the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

4.	INDEMNITY

4.1	The Issuer shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees, or the breach by it of the terms of this Agreement.

4.2	The Calculation Agent shall indemnify the Issuer against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against the Issuer as a result of the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

5.	CONDITIONS OF APPOINTMENT

5.1	In acting hereunder and in connection with the Relevant Notes, the Calculation Agent shall act as an agent of the Issuer and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons”, respectively).

5.2	In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

5.3	The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

5.4	The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, electronic transmission or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

5.5	The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuer as freely as if the Calculation Agent were not appointed hereunder.

6.	TERMINATION OF APPOINTMENT

6.1	The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a)	such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(b)	notice shall be given in accordance with Condition 14 to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

6.2	Notwithstanding the provisions of subclause 6.1 above, if at any time:

(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement,

the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 14 as soon as practicable thereafter.

6.3	The termination of the appointment pursuant to subclauses 6.1 or 6.2 above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4	The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer at least 45 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 14.

6.5	Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.4 above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclauses 6.1 or 6.4 above, the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, in the name of the Issuer, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer shall approve.

6.6	Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

6.7	If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

6.8	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Agent.

6.9	Upon giving notice of the intended termination of the appointment of the Calculation Agent, the Issuer shall use all reasonable endeavours to appoint a reputable financial institution of good standing as successor Calculation Agent.

7.	COMMUNICATIONS

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified in the Procedures Memorandum or (in the case of the Calculation Agent) on the signature page hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)	if sent by electronic transmission to the relevant number specified in the Procedures Memorandum or (in the case of the Calculation Agent) on the signature page hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by confirmation of error free transmission from the transmitting terminal.

Where a communication is received on a non-business day or after 5 p.m. on a business day in the place of receipt it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

8.1	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2	This Agreement may be executed in two counterparts, each of which, taken together, shall constitute one and the same agreement and either party may enter into this Agreement by executing a counterpart.

9.	GOVERNING LAW AND JURISDICTION

9.1	This Agreement is governed by, and shall be construed in accordance with, the laws of The Netherlands.

9.2	The Issuer hereby irrevocably submits, for the exclusive benefit of the Calculation Agent, to the jurisdiction of the courts of Amsterdam, The Netherlands, judging in the first instance, and its appellate courts. Without prejudice to the foregoing, the Issuer further irrevocably agrees that any suit, action or proceedings arising out of or in connection with this Agreement may be brought in any other court of competent jurisdiction.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

Schedule to the Calculation Agency Agreement

Series number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/Issuer

KONINKLIJKE AHOLD N.V.

By:

[Name and address of Calculation Agent]

Telefax No: [            ]

Attention:   [            ]

By:

SCHEDULE 2

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of Notes to be issued by Koninklijke Ahold N.V. (the “Issuer”) which will be incorporated by reference into each global Note and which will be endorsed on (or, if permitted by the relevant stock exchange and agreed between the Issuer and the relevant Dealer, incorporated by reference into) each definitive Note in the standard euromarket form and K-form and will be applicable to each definitive Note in CF-form. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Tranche of Notes. The applicable Final Terms will be endorsed on, incorporated by reference into, or attached to, each global Note and definitive Note in the standard euromarket form and K-form and will be applicable to each definitive Note in CF-form. Reference should be made to “Form of the Notes” above for a description of the content of Final Terms which includes the definition of certain terms used in the following Terms and Conditions.

This Note is one of a Series (as defined below) of Notes issued by the Issuer (which expression shall include any Substituted Debtor pursuant to Condition 17) pursuant to the Agency Agreement (as defined below). References herein to the “Notes” shall be references to the Notes of this Series (as defined below) and shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency, (ii) definitive Notes issued in exchange for a global Note and (iii) any global Note. The Notes, the Receipts (as defined below) and the Coupons (as defined below) also have the benefit of an Amended and Restated Agency Agreement dated 22 September 2006 (the “Agency Agreement”) made between the Issuer and Citibank N.A. as issuing and principal paying agent and agent bank (in such capacity the “Agent”, which expression shall include any successor agent) and the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents).

Interest bearing definitive Notes in the standard euromarket form (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons. Definitive Notes in the standard euromarket form repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue. Any reference herein to “Noteholders” shall mean the holders of the Notes, and shall, in relation to any Notes represented by a global Note, be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons, and shall, unless the context otherwise requires, include the holders of the Talons.

Interest bearing definitive Notes in K-form will have Coupons and, if indicated in the applicable Final Terms, Talons attached but will not be issued with Receipts attached. Interest bearing definitive Notes in CF-form will have Coupon sheets attached but will not be issued with Talons or Receipts attached. References in these Terms and Conditions to “Coupons” will include references to such Coupon sheets.

The Final Terms for this Note is endorsed hereon or attached hereto or applicable hereto or incorporated by reference herein and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References herein to the “applicable Final Terms” are to the Final Terms for this Note.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) from the date on which such consolidation is expressed to take effect except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Agency Agreement and the applicable Final Terms are available at the specified offices of each of the Agent and the other Paying Agents save that a Final Terms relating to an unlisted Note will only be available for inspection by a Noteholder upon such Noteholder producing evidence as to identity satisfactory to the relevant Paying Agent. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Final Terms which are binding on them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement.

Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated provided that in the event of any inconsistency between the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

In these Terms and Conditions, the terms set out below shall have the following meanings:

“Amsterdam Business Day” means the expression a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in Amsterdam.

“Borrowings” means any transactions that, in accordance with IFRS are treated as borrowings.

“Borrowed Moneys” means any indebtedness for borrowed money with an original maturity of 12 months or more, the aggregate principal amount of which is greater than EUR 25,000,000 or the equivalent thereof in any other currency or currencies.

“Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in any Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than any Additional Business Centre and which if the Specified Currency is Australian dollars shall be Sydney) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

“Day Count Fraction” means in respect of the calculation of an amount of interest in accordance with Condition 5(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Final Terms:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with Condition 5(b):

(i)	if “Actual/365” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest

Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (b) the last day of the Interest Period is the last day of the month of February in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

“Determination Period” means each period from and including a Determination Date to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to and ending on the first Determination Date falling after, such date);

“Established Rate” means the rate for conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty.

“euro” means the currency introduced from the start of the third stage of European economic and monetary union pursuant to the Treaty.

“Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date.

“IFRS” means the International Financial Reporting Standards as endorsed by the European Union.

“ISDA Rate” for the purposes of sub-paragraph 5(A) (ISDA Determination for Floating Rate Notes), for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first tranche of the Notes (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is the period specified in the applicable Final Terms; and

the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

“London Business Day” means the expression a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

“Payment Day” means any day (subject to Condition 9) which is both:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation; and

(B)	any Additional Financial Centre specified in the applicable Final Terms; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation and any Additional Financial Centre and which if the Specified Currency is Australian dollars shall be Sydney) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

“Principal Subsidiary” means any company or entity of which the Issuer directly or indirectly has control and of which the total assets exceed 10 per cent. of the Issuer’s consolidated assets.

“Private Debt” means:

(i)	loans, debts, guarantees, obligations repayable on demand (opvorderbare gelden) and/or other obligations arising out of Borrowings by the Issuer from parties that are not a Subsidiary; and

(ii)	guarantees issued by the Issuer guaranteeing financial obligations of parties which are not a Subsidiary of the Issuer in respect of Borrowings,

not being Public Debt. It is understood that if one financial indebtedness can be considered a financial indebtedness of both the Issuer and any Subsidiary or two Subsidiaries at the same time, it will be considered a financial indebtedness of the Issuer or one Subsidiary only.

“Public Debt” means any loan, debt, guarantee, obligation repayable on demand and/or other obligation of the Issuer represented by bonds, notes, debentures or other publicly issued debt securities which are, or are capable of being, traded or listed on any stock exchange or other organized financial market.

“Redenomination Date” means (in the case of Interest Bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in a notice given to the Noteholders and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union.

“Relevant Date” means the date on which any payment with respect to any Note, Receipt or Coupon first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

“Subsidiary” means at any time, each entity, the financial statements of which are consolidated in the audited financial statements of the Issuer, as most recently made public.

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

“Total Consolidated Fixed Assets” means at any time the total consolidated fixed assets of the Issuer and its Subsidiaries determined in accordance with generally accepted accounting principles as applied to the Issuer, including property, plant and equipment as well as investment property and as referred to in note 14 and note 15 respectively of the Ahold 2005 Annual Report incorporated by reference herein.

“Treaty” means the treaty establishing the European Communities, as amended.

1.	Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency, the Specified Denomination(s) and the Specified Form(s).

This Note may be a Senior Note or a Subordinated Note, as indicated in the applicable Final Terms.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms.

Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. Except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer, the Agent and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a global Note held on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer and any Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the bearer of the relevant global Note shall be treated by the Issuer and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant global Note (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a global Note held by a common depositary for Euroclear or Clearstream, Luxembourg will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms.

2.	Status of the Notes

(a)	Status of the Senior Notes

The Senior Notes and the relative Receipts and Coupons constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu without any preference among themselves and with all other present and future unsecured and unsubordinated obligations of the Issuer save for those preferred by mandatory provisions of law.

(b)	Status and Subordination of the Subordinated Notes

The status and subordination of the Subordinated Notes is as set out in the applicable Final Terms.

3.	Negative pledge

So long as any of the Notes or any relative Receipts or Coupons remain outstanding, neither Koninklijke Ahold N.V. nor any Subsidiary will secure:

(i) any Public Debt, or

(ii) any Private Debt in excess of 30 per cent. of the Total Consolidated Fixed Assets, not being Public Debt, then or thereafter existing, by any lien, pledge or other charge upon any of its present or future assets or revenues unless the Notes and any relative Receipts and Coupons shall be secured by such lien, pledge, or other charge in the same manner. The foregoing shall not apply to (i) any security arising solely by mandatory operation of law, (ii) any security over assets existing at the time of acquisition thereof, (iii) any security comprised within the assets of any company acquired by or merged with the Issuer or any Subsidiary where such security is created prior to the date of such merger or acquisition, (iv) any security over assets pursuant to the general terms and conditions of a bank, for example in the form of the General Banking Conditions (“Algemene Bankvoorwaarden”) prepared by the Dutch Bankers Association (“Nederlandse Vereniging van Banken”), if and in so far as applicable, (v) any security approved by an Extraordinary Resolution (as defined in the Agency Agreement) of Noteholders and, (vi) any security arising out of contractual obligations entered into prior to the date of this Prospectus.

4.	Redenomination

Redenomination

Where redenomination is specified in the applicable Final Terms as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

Subject to any applicable regulations, the election will have effect as follows:

(i)	the Notes and the Receipts shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Agent, that the then prevailing market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Paying Agents of such deemed amendments;

(ii)	save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;

(iii)	if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro 0.01 and such other denominations as the Agent shall determine and notify to the Noteholders;

(iv)	if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(v)	after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(vi)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(vii)	if the Notes are Floating Rate Notes, the applicable Final Terms will specify any relevant changes to the provisions relating to interest; and

(viii)	such other changes shall be made to this Condition as the Issuer may decide, after consultation with the Agent, and as may be specified in the notice, to conform it to conventions applicable to instruments denominated in euro.

5.	Interest

(a) Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to and including the Maturity Date.

Except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the “Floating Rate Convention”, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of the Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any).

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest pursuant to this subparagraph (B) in the event that the Relevant Screen Page is not available or if, in the case of (1)

above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii)	Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

(v)	Notification of Rate of Interest and Interest Amount

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth Amsterdam Business Day or London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the Notes are for the time being listed and to the Noteholders in accordance with Condition 14.

(vi)	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), whether by the Agent or if applicable, the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be binding on the Issuer, the Agent, the Calculation Agent, if applicable, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(e)	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(1)	the date on which all amounts due in respect of such Note have been paid; and

(2)	five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the Noteholders in accordance with Condition 14 or individually.

6.	Payments

(a)	Method of Payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars, shall be Sydney); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or to any other account to which euro may be credited or transferred) specified by the payee, or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.

(b)	Presentation of Notes, Receipts and Coupons

Other than in the case of definitive Notes in CF-Form, payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of principal in respect of any definitive Notes in CF-form will be made in the manner provided in paragraph (a) above only against surrender of definitive Notes together with the Coupon sheet attached. Payments of interest in respect of any definitive Notes in CF-form will be made in conformity with the agreement concluded between the Issuer and the “Algemeen Obligatiekantoor van het Centrum voor Fondsenadministratie B.V.” in Amsterdam (the “Obligatiekantoor”), under which agreement the Issuer has accepted the rules and regulations of the Obligatiekantoor.

Payments of installments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph (a) above against surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes, Index Linked Notes and Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of five years after the Relevant Date in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons in respect of any such Talons will be issued.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Interest Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Fixed Interest Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent outside the United States which expression, as used in this Condition, means the United States of America (including the States and District of Columbia and its possessions). A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made.

The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of such global Note. No person other than the holder of such global Note shall have any claim against the Issuer in respect of any payments due on that global Note.

Notwithstanding the foregoing, U.S. dollar payments of principal and interest in respect of the Notes will be made at the specified office of a Paying Agent in the United States if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due; and

(ii)	payment of the full amount of such interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars;

(c)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

(d)	Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 8;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Instalment Notes, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortized Face Amount (as defined in Condition 7(e)); and

(vii)	any premium and any other amounts which may be payable by the Issuer under or in respect of the Notes, other than amounts which may be payable with respect to interest.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

7.	Redemption and Purchase

(a)	At Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Fixed Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for Tax Reasons

Unless otherwise specified in the applicable Final Terms, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes, Dual Currency Interest Notes or Index Linked Interest Notes) or on any Interest Payment Date (in the case of Floating Rate Notes, Dual Currency Interest Notes or Index Linked Interest Notes), on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 14 (which notice shall be irrevocable) if, on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8, as a result of any change in, or amendment to, the laws or regulations of the jurisdiction in which the Issuer is incorporated and/or any jurisdiction in which the Issuer is engaged in the conduct of a trade or business (each, the “Relevant Jurisdiction”) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes and provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Agent a certificate signed by an authorized signatory of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

(c)	Redemption at the Option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 14; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Agent,

(both of which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s).

Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, both as indicated in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this sub-paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 14 at least 5 days prior to the Selection Date.

(d)	Redemption at the Option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice or such other period of notice as is specified in the applicable Final Terms (which notice shall be irrevocable), the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

If this Note is represented by a global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if this Note is represented by a global Note, at the same time present or procure the presentation of the relevant global Note to the Agent for notation accordingly.

Any Put Notice given by a holder of any Note pursuant to this paragraph shall be irrevocable except where prior to the due date of redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph and instead to declare such Note forthwith due and payable pursuant to Condition 10.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortized Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP * (1 + AY)x where:

“RP” means the Reference Price;

“AY” means the Accrual Yield expressed as a decimal; and

“x” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

(h)	Purchases

The Issuer or any Subsidiary may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held or, at the option of the purchaser, surrendered to any Paying Agent for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be re-issued or resold.

(j)	Late Payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the Noteholders, in accordance with Condition 14.

8.	Taxation

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the Issuer will, depending on which provision is specified in the applicable Final Terms, either (1) make the required withholding or deduction of such taxes, duties, assessments or governmental charges for the account of the holders of the Notes, Receipts or Coupons, as the case may be, and shall not pay any additional amounts to the holders of the Notes, Receipts or Coupons or (2) pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(i)	presented for payment in respect of Notes issued other than by Koninklijke Ahold N.V., in Zaandam the Netherlands; or

(ii)	presented for payment by or on behalf of a Noteholder, Receiptholder or Couponholder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of such Note, Receipt or Coupon or the receipt of principal or interest in respect thereof; or

(iii)	presented for payment by or on behalf of a Noteholder, Receiptholder or Couponholder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iv)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day (assuming that day to have been a Payment Day; or

(v)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to EU Directive 2003/48/EC or any related arrangements, or any law implementing or complying with, or introduced in order to conform to, such Directive (together, the “EU Directive”); or

(vi)	presented for payment by or on behalf of a Noteholder, Receiptholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(vii)	for taxes that are payable otherwise than by withholding from a payment on the Note, Receipt or Coupon; or

(viii)	for any estate, inheritance, gift, sale, excise, transfer, personal property or similar tax, assessment or other governmental charge; or

(ix)	any combination of items (i) through (viii) above.

Additional amounts will also not be payable with respect to any payment on such Note, Receipt or Coupon to any Noteholder, Receiptholder or Couponholder who is a fiduciary, partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the actual Noteholder, Receiptholder or Couponholder.

9.	Prescription

Claims for payment in respect of the Notes, Receipts and Coupons will be prescribed unless presented for payment within a period of five years after the date on which such claims for payment under the Notes, Receipts and Coupons first become due.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon, the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.	Events of Default

If any one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(i)	the Issuer defaults for any reason whatsoever for more than 30 days with respect to the payment of principal or the payment of interest due on the Notes;

(ii)	the Issuer defaults in the performance of any other obligation under these Conditions and, if such default is capable of being remedied, such default has not been remedied within 30 days after written notification from any Noteholder requiring such default to be remedied shall have been given to the Issuer through the Agent as intermediary;

(iii)	the Issuer or any Principal Subsidiary defaults in the payment of the principal of, or interest on, any other obligation in respect of Borrowed Moneys of, assumed or guaranteed by the Issuer or the Principal Subsidiary, as the case may be, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, applicable thereto and the time for payment of such interest, or principal, has not been effectively extended, or if any obligation in respect of Borrowed Moneys, of, assumed or guaranteed by the Issuer or the Principal Subsidiary shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of an event of default thereunder;

(iv)	an “executory attachment” (“executoriaal beslag”), or an “interlocutory attachment” (“conservatoir beslag”) or similar measure under foreign law is made on any substantial part of the assets of the Issuer or similar measure under foreign law is made thereon and, in either case, is not cancelled or withdrawn within 30 days after the making thereof or the Issuer becomes bankrupt, applies for suspension of payment or is wound up (or a similar measure under foreign law is made or taken), or the Issuer offers a compromise to its creditors or negotiates with all its creditors another agreement relating to its payment difficulties, or such measures are officially decreed;

(v)	any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Principal Subsidiaries over the whole or substantially all of the undertaking, assets or revenues of the Issuer or any of its Principal Subsidiaries becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator, manager or other similar person in respect thereof) and is not discharged or stayed within 30 days;

(vi)	the Issuer shall cease to carry on substantially the whole of its business or shall dispose of substantially the whole of its assets;

(vii)	Any Substituted Debtor ceases to be at least 95 per cent. owned and controlled (directly or indirectly) by the Issuer;

(xiii)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraph (v),

then any Noteholder may, by written notice to the Issuer at the specified office of the Agent, effective upon the date of receipt thereof by the Agent, declare the Notes held by the holder to be forthwith due and payable whereupon the same shall become forthwith due and payable at its Early Redemption Amount (as described in Condition 7(e)), together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.

11.	Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.	Agent and Paying Agents

The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out below.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(ii)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(iii)	there will at all times be an Agent;

(iv)	a notice in accordance with Condition 14 below will be published in the case of any change in Paying Agents; and

(v)	the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the EU Directive.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders.

The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

13.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

14.	Notices

All notices regarding the Notes shall be published on the website of the Issuer. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any listing authority or other relevant authority, stock exchange and/or other quotation system on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, if published on one or more different dates, on the first date on which the publication is made.

Until such time as any definitive Notes are issued, there may (provided that, in the case of any publication required by a stock exchange, the rules of the stock exchange so permit), so long as the global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg, be substituted for publication referred to above, the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes, provided that, if and for so long as any Notes are listed on a stock exchange and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg or, if such publication is required on the date of the first publication in all required newspapers.

Where the identity of all the holders of the Notes is known to the Issuer, the Issuer may (after consultation with the relevant stock exchange (where relevant)) give notice individually to such holders in lieu of publication as provided above.

Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a global Note, such notice may be given by any holder of a Note to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

15.	Meetings of Noteholders, Modification and Waiver

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or certain provisions of the Agency Agreement. Such a meeting may be convened by the Issuer or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts and the Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or canceling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution requires a 75 per cent. majority of the votes cast. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Agent and the Issuer may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

(i)	any modification (except as mentioned above) of the Agency Agreement which is not materially prejudicial to the interests of the Noteholders; or

(ii)	any modification of the Notes, the Receipts, the Coupons or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest or proven error or to comply with mandatory provisions of the laws of the Netherlands.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

16.	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

17.	Substitution of the Issuer

(a)	The Issuer (which for the purpose of this Condition, save where the context requires otherwise, includes any previous substitute of the Issuer) under this Condition may and the Noteholders, the Receiptholders and the Couponholders hereby irrevocably agree in advance that the Issuer under this Condition may at any time, substitute either (i) any company (incorporated in any country in the world), more than 90 per cent. of the shares or other equity interest carrying voting rights of which are directly or indirectly held by the Issuer or (ii) in the case where the Issuer is a branch of Koninklijke Ahold N.V., any other branch of Koninklijke Ahold N.V., as the principal debtor in respect of the Notes (any such company, the “Substituted Debtor”), provided that:

(i)	such documents shall be executed, and notices be given, by the Substituted Debtor and the Issuer as the Agent may deem reasonably necessary to give full effect to the substitution and pursuant to which the Substituted Debtor shall undertake in favor of each Noteholder,

Receiptholder and Couponholder to be bound by these Terms and Conditions and the provisions of the Agency Agreement as the principal debtor in respect of the Notes, Receipts and Coupons in place of the Issuer;

(ii)	in accordance with and subject to Condition 8, no taxes or duties shall be required to be withheld or deducted at source in the territory where the Substituted Debtor is incorporated, domiciled or resident (unless the withholding or deduction would be borne by the Substituted Debtor, in which case Condition 8 shall apply or unless the Issuer was required by law to make such withholding or deduction before the substitution);

(iii)	all necessary governmental and regulatory approvals and consents for such substitution shall have been obtained and be in full force and effect;

(b)	The Substituted Debtor shall forthwith give notice of the substitution to the Noteholders, the Receiptholders and the Couponholders in accordance with Condition 14.

18.	Governing Law and Submission to Arbitration

The Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the Netherlands.

The Issuer submits for the exclusive benefit of the Noteholders, the Receiptholders and the Couponholders to the jurisdiction of the courts of Amsterdam, the Netherlands, judging in first instance, and their appellate courts. Without prejudice to the foregoing, the Issuer further irrevocably agrees that any suit, action or proceedings arising out of or in connection with the Agency Agreement, the Notes, the Receipts or the Coupons may be brought in any other court of competent jurisdiction.

SCHEDULE 3

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS, RECEIPTS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.]1

[1]	This legend can be deleted if the Notes have an initial maturity of 365 days or less.

KONINKLIJKE AHOLD N.V.

(having its corporate seat in

Zaandam, The Netherlands)

TEMPORARY GLOBAL NOTE TO BEARER

This Global Note is a Temporary Global Note to bearer (the “Global Note”) without interest Coupons in respect of a duly authorised issue of Notes (the “Notes”) of KONINKLIJKE AHOLD N.V. having its corporate seat in Zaandam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the Final Terms or Final Terms attached hereto (together, the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and (iii) the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be further amended or supplemented from time to time) dated 22 September 2006 and made between the Issuer, Citibank N.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) or (ii) on the Maturity Date, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent at Citibank N.V., Citigroup Centre, 21st Floor, Canada Square, Canary Wharf, London E14 5LB, England or at the specified office of any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but (in the case only of Notes with a maturity in excess of 183 days subject to TEFRA D selling restrictions, as indicated in the Final Terms (“TEFRA D Notes”)), in each case subject to the requirements as to certification provided herein. On any redemption or payment of an Instalment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or in the name of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or in the name of the Issuer.

Upon any redemption, payment of an Instalment Amount or purchase and cancellation the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such Instalment Amount. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Instalment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the nominal amount most recently entered by or in the name of the Issuer in the relevant column in Part II, III, IV or V of Schedule One or in Schedule Two hereto.

Prior to the Exchange Date (as defined below) and if this Global Note is issued in representation of TEFRA D Notes, all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent either (i) by Clearstream Banking, société anonyme (“Clearstream, Luxembourg “) or Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Three hereto or (ii) an appropriate certificate, to substantially the same effect, from any other Relevant Clearing System (as defined below). After the Exchange Date the bearer of this Global Note will not be entitled to receive any payment of interest hereon unless upon due certification exchange of this Global Note is improperly withheld or refused.

On or after the date (the “Exchange Date”) which is not earlier than 40 days but, if this Global Note is issued in respect of an issue of Partly Paid Notes, only if the final instalment on all outstanding Notes has been paid, this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either security printed Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 3 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons and the Final Terms has been incorporated on such Definitive Notes) or a Permanent Global Note in the form set out in Part II of Schedule 3 to the Agency Agreement (together with the Final Terms attached thereto), upon notice being given by Euroclear and/or Clearstream, Luxembourg in each case acting on the instructions of any of its participants and after receipt of certification of non-U.S. beneficial ownership as provided below. If Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note because Euroclear and/or Clearstream, Luxembourg do not regard the Permanent Global Note to be fungible with such Definitive Notes, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons pursuant to the terms hereof.

Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg at the office of the Agent specified above. In the case of TEFRA D Notes, Definitive Notes or (as the case may be) the Permanent Global Note shall only be so issued and delivered in exchange for that portion of this Global Note in respect of which there shall have been presented to the Agent either (i) by Clearstream, Luxembourg or Euroclear a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Three hereto, or (ii) an appropriate certificate, to substantially the same effect, from any other Relevant Clearing System, unless, in any such case, such certificate has already been given in accordance with the above provisions. The aggregate nominal amount of Definitive Notes or interests in a Permanent Global Note issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Global Note most recently entered in the relevant column in Parts II, III, IV and V on Schedule One or in Schedule Two hereto).

On an exchange of the whole of this Global Note, this Global Note shall be cancelled and surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or in the name of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or in the name of the Issuer and the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes represented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate nominal amount of such Permanent Global Note by an amount equal to the aggregate nominal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer and any Paying Agents may deem and treat the holder hereof as the absolute owner of this Global Note for all purposes. All payments of any amounts payable and paid to such holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and/or Receipts and/or Coupons or Coupon sheets.

If this Global Note is issued in respect of an issue of Partly Paid Notes, the Issuer is entitled to accept payment of the subsequent instalments specified in Part II of Schedule One to this Global Note of the Issue Price of any Note at any time after the due date for payment thereof. No payment made after the due date shall be accepted unless accompanied by a further payment representing interest accrued at the rate of 2 per cent. per annum above the rate or rates payable on the Note since the due date for the instalment calculated from, and including, the due date to, but excluding, the date of actual payment. Any payments of subsequent instalments of the Issue Price accepted after the due date shall be treated as having been made on the due date. The Issuer may at any time after 30 days after the due date elect (without giving published notice) not to accept payment of subsequent instalments of the Issue Price whereupon the Issuer shall be entitled to forfeit any Notes in respect of which it shall not have received subsequent instalments and accrued interest and to retain previous instalments of the Issue Price previously paid on such Notes and shall be discharged from any obligations to repay such instalments or to pay interest thereon for any period and the relevant portion of this Global Note shall be cancelled and the paid-up principal amount reduced accordingly. Details of payments of subsequent instalments and Notes forfeited shall be endorsed by or in the name of the Issuer on Part II of Schedule One to this Global Note.

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions and payment in full of the amount due on the due date has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing at 8.00 p.m. (Luxembourg time) on such fifteenth day (the “Relevant Time”), each Relevant Account Holder (which, for the purpose hereof, shall be deemed to be the Noteholder as referred to in Condition 10) shall automatically acquire, without the need for any further action in the name of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if immediately before the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in respect of each underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time, including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes other than payments corresponding to any already made under this Temporary Global Note. No further action shall be required on the part of any person in order for Direct Rights to be acquired as contemplated above and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the terms and conditions of the relevant Definitive Notes as if they had been specifically incorporated in this Temporary Global Note other than the right to receive payments corresponding to any already made under this Temporary Global Note. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

The records of the Relevant Clearing System shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holder(s) and the number of Notes to which each Relevant Account Holder is entitled at the Relevant Date and, accordingly, of the identity of the creditors of the Direct Rights. For the purpose, a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder;

(b)	the number of Notes as credited to the securities account of the Relevant Account Holder at the Relevant Date; and

(c)	any amount paid by the Relevant Clearing System on to the Relevant Account Holder in respect of each Note,

shall be conclusive evidence of the Relevant Account Holder’s entitlement on the Relevant Clearing System’s records at the Relevant Date.

Each Relevant Account Holder shall (where applicable) have the right to assign Direct Rights recorded in his name to a third party, including the legal person which has an interest in this Global Note. In order for such third party to acquire a direct claim against the Issuer, such third party shall be obliged to first accept the assignment.

All payments made by the Issuer under the Direct Rights to a Relevant Account Holder or to the person(s) to which any of the Direct Rights shall have been legally assigned shall be deemed to be a payment to the holder of interests in this Global Note and to that extent shall operate as full and final discharge of the Issuer against both the holder of this Global Note and the Relevant Account Holders.

To the extent required, the rights of the Relevant Account Holders hereunder will come into existence at the time that the relevant entry is made with the Relevant Clearing System and the Relevant Account Holder has become aware of this stipulation of rights in its favour (derdenbeding, the “Stipulation”) and has not immediately rejected the same. The Stipulation is irrevocable (onherroepelijk).

“Relevant Clearing System” means, as applicable, Euroclear, Clearstream, Luxembourg and any other additional clearing system or systems specified in the applicable Final Terms.

“Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time.

Articles 229(e) to 229(k) of the Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

This Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Global Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

This Global Note shall not be valid unless authenticated by or in the name of [the Agent].

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

KONINKLIJKE AHOLD N.V.

By:

Issued in Luxembourg as of [            ]

[This Global Note is authenticated by or in the name of the Agent without recourse, warranty or liability.

Citibank N.A.

By:	]

Schedule One to the Temporary Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of payment	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

First	_______________	_______________	_______________	_______________

Second	_______________	_______________	_______________	_______________

[continue numbering until the appropriate number of Interest Payment Dates for the particular Tranche of Notes is reached]

PART II

PAYMENTS OF INSTALMENTS OF ISSUE PRICE

Instalment Date	Total amount of instalment payable	Amount of instalment paid and date of payment	Amount of Notes forfeited	Nominal amount of this Global Note following such payment or forfeiture*	Confirmation of payment by or in the name of Issuer
First

Second

[continue numbering and completing the amounts payable in the second column until the appropriate number of instalment payment dates for the particular Tranche of Notes is reached]

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART III

INSTALMENT PAYMENTS

Instalment Date	Date of payment	Total of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or in the name of the Issuer
First

Second

[continue numbering until the appropriate number of instalment payment dates for the particular Tranche of Notes is reached]

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART IV

REDEMPTIONS

Date of Redemption	Total nominal amount of this Global Note to be redeemed	Nominal amount redeemed	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART V

PURCHASES AND CANCELLATIONS

Date of Purchase And Cancellation	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

Schedule Two to the Temporary Global Note

SCHEDULE OF EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Date of Exchange	Nominal amount of this Global Note exchanged for Definitive Notes or Notes represented by a Permanent Global Note	Remaining Nominal Amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

Schedule Three to the Temporary Global Note

FORM OF CERTIFICATE TO BE PRESENTED BY

EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

KONINKLIJKE AHOLD N.V.

[Title of Securities]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons having a credit balance in their account(s) with us or as being entitled to a beneficial interest in a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Agency Agreement relating to the Securities, as of the date hereof, [            ] principal amount of the Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We will retain all certificates received from Member Organizations for the period specified in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3).

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                    ], [            ]*

Yours faithfully,

[Euroclear Bank S.A./N.V., as operator of the Euroclear System]

or

[Clearstream Banking, société anonyme]

By:

*	To be dated no earlier than the Exchange Date

CERTIFICATE “A”

KONINKLIJKE AHOLD N.V.

[Title of Securities]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                    ], [            ]*

Name of Person Making Certification

By:

*	To be dated no earlier than the fifteenth day prior to the Exchange Date.

PART II

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.](1)

KONINKLIJKE AHOLD N.V.

(having its corporate seat in

Zaandam, The Netherlands)

PERMANENT GLOBAL NOTE TO BEARER

This Global Note is a Permanent Global Note in respect of a duly authorised Series of Notes (the “Notes”) of KONINKLIJKE AHOLD N.V. having its corporate seat in Zaandam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the Final Terms or documents attached hereto (together the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of (i) that Schedule (ii) this Global Note and (iii) the information set out in the Final Terms, the Final Terms will prevail.

Words and expressions defined or set out in the Conditions and/or the Final Terms shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be further amended or supplemented from time to time) dated 22 September 2006 and made between the Issuer and Citibank N.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) or (ii) on the Maturity Date, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums

[1]	This legend can be deleted if the Notes have an initial maturity of 365 days or less.

payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent at Citibank N.A., Citigroup Centre, 21st Floor, Canada Square, Canary Wharf, London E14 5LB, England or at the specified office of any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an Instalment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or in the name of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or in the name of the Issuer.

Upon any redemption, payment of an Instalment Amount or purchase and cancellation the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such Instalment Amount. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Instalment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the nominal amount most recently entered by or in the name of the Issuer in the relevant column in Parts II, III or IV of Schedule One or in Schedule Two hereto.

If the Notes represented by this Global Note were originally represented by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been originally represented by one Temporary Global Note) then, unless any such Temporary Global Note was exchanged in whole on the issue hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in this Global Note. The Issuer or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate nominal amount of this Global Note due to each such exchange, whereupon the nominal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

This Global Note may be exchanged in whole or (subject (in the case of Notes held in a Relevant Clearing System) (as defined below) to the Notes which continue to be represented by this Global Note being regarded by the Relevant Clearing System as fungible with the Definitive Notes issued in partial exchange for this Global Note) in part (free of charge), for, as specified in the Final Terms, either security-printed Definitive Notes and (if applicable) Coupons, Coupon Sheets, Receipts and/or Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 3 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Coupon Sheets, Receipts and/or Talons and the Final Terms has been incorporated on such Definitive Notes). Such exchange may be made, as specified in the applicable Final Terms attached hereto, either:

(i)	upon not less than 30 days’ written notice being given to the Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking,

société anonyme (“Clearstream, Luxembourg”) and/or any other Relevant Clearing System, in each case acting on the instructions of any of its participants; or

(ii)	only upon the occurrence of any Exchange Event.

An “Exchange Event” means:

(1)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or has announced an intention permanently to cease business or has in fact done so and no successor clearing system is available; or

(2)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes represented by this Global Note in definitive form.

If this Global Note is only exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 upon the occurrence of an Exchange Event; and

(ii)	in the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note may give notice to the Agent requesting exchange and in the event of the occurrence of an Exchange Event as described in (2) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur no later than 15 days after the date of receipt of the relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note at the office of the Agent specified above by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg at the office of the Agent specified above. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Global Note most recently entered in the relevant column in Parts II, III or IV of Schedule One or in Schedule Two hereto).

On an exchange of the whole of this Global Note, this Global Note shall be cancelled and surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or in the name of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or in the name of the Issuer and the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Coupon Sheets, Receipts and/or Talons. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer and any Paying Agents may deem and treat the holder hereof as the absolute owner of this Global Note for all purposes. All payments of any amounts payable and paid to such holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and/or Receipts and/or Coupons or Coupon Sheets.

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions and payment in full of the amount due on the due date has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, at 8.00 p.m. (Luxembourg time) on such fifteenth day (the “Relevant Time”), each Relevant Account Holder (which, for the purpose hereof, shall be deemed to be the Noteholder as referred to in Condition 10) shall automatically acquire, without the need for any further action in the name of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if immediately before the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in respect of each underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes other than payments corresponding to any already made under this Temporary Global Note. No further action shall be required on the part of any person in order for Direct Rights to be acquired as contemplated above and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the terms and conditions of the relevant Definitive Notes as if they had been specifically incorporated in this Temporary Global Note other than the right to receive payments corresponding to any already made under this Temporary Global Note. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

The records of the Relevant Clearing System shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holder(s) and the number of Notes to which each Relevant Account Holder is entitled at the Relevant Date and, accordingly, of the identity of the creditors of the Direct Rights. For the purpose, a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder;

(b)	the number of Notes as credited to the securities account of the Relevant Account Holder at the Relevant Date; and

(c)	any amount paid by the Relevant Clearing System on to the Relevant Account Holder in respect of each Note,

shall be conclusive evidence of the Relevant Account Holder’s entitlement on the Relevant Clearing System’s records at the Relevant Date.

Each Relevant Account Holder shall (where applicable) have the right to assign Direct Rights recorded in his name to a third party, including the legal person which has an interest in this Global Note. In order for such third party to acquire a direct claim against the Issuer, such third party shall be obliged to first accept the assignment.

All payments made by the Issuer under the Direct Rights to a Relevant Account Holder or to the person(s) to which any of the Direct Rights shall have been legally assigned shall be deemed to be a payment to the holder of interests in this Global Note and to that extent shall operate as full and final discharge of the Issuer against both the holder of this Global Note and the Relevant Account Holders.

To the extent required, the rights of the Relevant Account Holders hereunder will come into existence at the time that the relevant entry is made with the Relevant Clearing System and the Relevant Account Holder has become aware of this stipulation of rights in its favour (derdenbeding, the “Stipulation”) and has not immediately rejected the same. The Stipulation is irrevocable (onherroepelijk).

“Relevant Clearing System” means, as applicable, Euroclear, Clearstream, Luxembourg and any other additional clearing system or systems specified in the applicable Final Terms.

“Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time.

Articles 229(e) to 229(k) of the Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

This Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Global Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

This Global Note shall not be valid unless authenticated by or in the name of [the Agent].

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

KONINKLIJKE AHOLD N.V.

By:

Issued in Luxembourg as of [            ]

[This Global Note is authenticated by or in the name of the Agent without recourse, warranty or liability.

Citibank N.A.

By:	]

Schedule One to the Permanent Global Note

PART I

INTEREST PAYMENTS

Interest payment date	Date of payment	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer
First	_______________	_______________	_______________	_______________

Second	_______________	_______________	_______________	_______________

[continue numbering until the appropriate number of Interest Payment Dates for the particular Series of Notes is reached]

PART II

INSTALMENT PAYMENTS

Instalment date	Date of payment	Total of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or in the name of the Issuer
First	_______________	_______________	_______________	_______________	_______________

Second	_______________	_______________	_______________	_______________	_______________

[continue numbering until the appropriate number of instalment payment dates for the particular Series of Notes is reached]

*	See most recent entry in Parts II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date of redemption	Total nominal amount of this Global Note to be redeemed	Nominal amount redeemed	Remaining Nominal Amount of this Global Note following such redemption*	Confirmation of redemption by or in the name of the Issuer
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________

*	See most recent entry in Parts II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or in the name of the Issuer
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________

*	See most recent entry in Parts II, III or IV of Schedule One or Schedule Two in order to determine this amount.

Schedule Two to the Permanent Global Note

SCHEDULE OF EXCHANGES

The following exchanges affecting the nominal amount of this Global Note have been made:-

Date of exchange	Increase in nominal amount of this Global Note due to exchanges of a Temporary Global Note for this Global Note	Part of nominal amount of this Global Note exchanged for Definitive Notes	Remaining nominal amount of this Global Note following such exchange*	Notation made by or in the name of the Issuer
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________
_______________	_______________	_______________	_______________	_______________

*	See most recent entry in Parts II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART IIIA

FORM OF DEFINITIVE NOTE

(other than K-type or CF-type)

00	000000	[ISIN	]	00	000000

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.]1

[1]	This legend can be deleted if the Notes have an initial maturity of 365 days or less.

KONINKLIJKE AHOLD N.V.

(having its corporate seat

in Zaandam, The Netherlands)

[Title of Issue]

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade); (a) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and (b) if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.] 2

This Note is one of a duly authorised issue of Notes (the “Notes”) of KONINKLIJKE AHOLD N.V. having its corporate seat in Zaandam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the Final Terms incorporated hereon (the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions endorsed hereon as modified and supplemented by the Final Terms, but in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.

This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”) dated 22 September 2006 and made between the Issuer and Citibank N.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date (if this Note is an Instalment Note) or (ii) on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable in accordance with the Conditions upon presentation and surrender of the relevant coupons attached to this Note.

Articles 229(e) to 229(k) of the Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Note.

This Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

This Note shall not be validly issued unless authenticated by or in the name of the Agent.

[2]

Include if the Notes (i) are bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in The Netherlands or distributed in The Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on Eurolist by Euronext, and (iv) do not qualify as commercial paper or certificates of deposit.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

KONINKLIJKE AHOLD N.V.

By:

Issued in Luxembourg as of [            ]

Authenticated without recourse,

warranty or liability by or in the name of

Citibank N.A.

as Agent

By:

Terms and Conditions

[Terms and Conditions to be as set out in

Schedule 2 to the Agency Agreement]

Final Terms

[Here to be set out text of the Final Terms

relating to the Notes]

PART IIIB

FORM OF DEFINITIVE K-TYPE NOTE

[            ]

coupons per [            ]

(on the front)

Denomination	ISIN		Series		Serial Number
[ ]	[	]	[	]	[	]

KONINKLIJKE AHOLD N.V.

(having its corporate seat

in Zaandam, The Netherlands)

[Title of Issue]

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade); (a) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and (b) if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.]2

This Note forms one of a series of Notes in the Specified Denominations and together with the CF-type of Notes in the Specified Denominations comprising a duly authorised issue of Euro Notes (the “Notes”) of KONINKLIJKE AHOLD N.V. having its corporate seat in Zaandam, The Netherlands (the “Issuer”) described, and having the provisions specified, in the Final Terms incorporated hereon (the “Final Terms”). References herein to the Conditions shall be to the Terms and Conditions endorsed hereon as modified and

[2]

Include if the Notes (i) are bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in The Netherlands or distributed in The Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on Eurolist by Euronext, and (iv) do not qualify as commercial paper or certificates of deposit.

supplemented by the Final Terms, but in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.

This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Agency Agreement (the “Agency Agreement”) dated 8th August, 2002 and made by and among the Issuer and Citibank N.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay the bearer of this Note either (i) on each Instalment Date the amount payable on such Instalment Date (if this Note is an Instalment Note) or (ii) on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable in accordance with the Conditions upon presentation and surrender of the relevant coupons attached to this Note.

Articles 229(e) to 229(k) of the Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Note.

This Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

DATED as of [            ]

In the name of

KONINKLIJKE AHOLD N.V.

By:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.] 5

This Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by an embossed stamp by or in the name of the Agent.

[5]	This legend can be deleted if the Notes have an initial maturity of 365 days or less.

Terms and Conditions

[Terms and Conditions to be as set out in

Schedule 2 to the Agency Agreement]

Final Terms

[Here to be set out text of the Final Terms

relating to the Notes]

PART IIIC

FORM OF DEFINITIVE CF-TYPE NOTE

(English translation)

[Title of Issue]

[            ] coupon [            ]

KONINKLIJKE AHOLD N.V.

having its corporate seat in Zaandam, The Netherlands)

[Title of Issue]

bearer note of [            ]

Zaandam [            ], [            ]

KONINKLIJKE AHOLD N.V.

[            ]

The Terms and Conditions of

the Notes are available at the office

of the Agent.

FORM OF COUPON SHEET

[serial number] [            ]

coupon [            ]

[Title of Issue]

coupon sheet of the same numbered bearer

note of [            ]

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade); (a) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and (b) if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.]1

[Pursuant to the Dutch Saving Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade); (a) must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and (b) if it involves its physical delivery and unless it is made between a professional borrower and a professional lender, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.]2

[1]

Include if the Notes (i) are bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in The Netherlands or distributed in The Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on Eurolist by Euronext, and (iv) do not qualify as commercial paper or certificates of deposit.

[2]

Include if the Notes (i) are bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in The Netherlands or distributed in The Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on Eurolist by Euronext, and (iv) qualify as commercial paper or certificates of deposit.

PART IVA

FORM OF COUPON

(other than for K-type and CF-type Notes)

(Face of Coupon)

KONINKLIJKE AHOLD N.V.

(having its corporate seat

in Zaandam, The Netherlands)

[Title of Issue]

Part 1

EITHER:

This Coupon is payable to bearer, separately	Coupon for

negotiable and subject to the Terms and	[ ]

Conditions of the said Notes.	due on

[ ],

[20[ ]]

Part 2
OR:

Coupon for the amount due in accordance with	Coupon due

the Terms and Conditions of the said Notes on	in [ ]

the Interest Payment Date falling in	[20[ ]]

[            ] 20[    ].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

00	000000	[ISIN]	00	000000

(Reverse of Coupon)

AGENT

Citibank N.A.

Citigroup Centre 21st Floor

Canada Square

Canary Wharf

London E14 5LB

England

OTHER PAYING AGENT

ABN AMRO Bank N.V.

Kemelstede 2

4817 ST Breda

The Netherlands

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

PART IVB

FORM OF K-TYPE COUPON (year code)

(on the front)

KONINKLIJKE AHOLD N.V.

(having its corporate seat in Zaandam, The Netherlands)

[Title of Issue]

Coupon for [            ]/[the amount] due on [            ]/[the Interest Payment Date falling in [            ]]

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not such Coupon is for the time being attached to such Note[, and which provide that in certain circumstances this Coupon may become void prior to its maturity]) at the specified offices of the Agent and Paying Agents set out on the reverse hereof (and/or any other Agent or Paying Agent and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

In the name of

KONINKLIJKE AHOLD N.V.

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

(year code)

(coupon) (nominal amount of Note) (series) (serial number)

(on the reverse)

Agent

CITIBANK N.A.

Other Paying Agent

ABN AMRO BANK N.V., Kemelstede 2, 4817ST Breda, The Netherlands

(On the front)

PART V

FORM OF RECEIPT

(not applicable for K-type and CF-type Notes)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.] 1

KONINKLIJKE AHOLD N.V.

(having its corporate seat

in Zaandam, The Netherlands)

[Title of Issue]

Receipt for the sum of [            ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the “Conditions”) on [            ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

KONINKLIJKE AHOLD N.V.

By:

[1]	In the case of receipt for Notes this legend can be deleted if the Notes have an initial maturity of 365 days or less.

PART VI

FORM OF TALON

(not applicable for CF-type Notes)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

(On the front)

KONINKLIJKE AHOLD N.V.

(having its corporate seat

in Zaandam, The Netherlands)

[Title of Issue]

On and after [            ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

KONINKLIJKE AHOLD N.V.

By:

(Reverse of Receipt and Talon)

AGENT

Citibank N.A.

Citigroup Centre 21st Floor

Canada Square

Canary Wharf

London E14 5LB

England

OTHER PAYING AGENT

ABN AMRO Bank N.V.

Kemelstede 2

4817ST Breda

The Netherlands

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

10.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof a specified number of Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2)

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the total number, total amount and (if available and applicable) the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(iii)	References herein to the “Notes” are to the Notes in respect of which the relevant meeting is convened.

11.	The Issuer may at any time and, upon a requisition in writing of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Agent and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Agent may approve.

12.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 14. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

13.	Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

14.	At any such meeting one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than twenty per cent. in nominal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	modification of the Maturity Date of the Notes or reduction or cancellation of the amount payable upon maturity or earlier redemption or repayment or variation of the method of calculating the amount payable upon maturity or earlier redemption or repayment; or

(ii)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(iii)	reduction of any Minimum Rate of Interest and/or Maximum Rate of Interest specified in the applicable Final Terms of any Floating Rate Note; or

(iv)	modification of the currency in which payments under the Notes and/or the Receipts and/or Coupons appertaining thereto are to be made; or

(v)	modification of the majority required to pass an Extraordinary Resolution; or

(vi)	the sanctioning of any such scheme or proposal as is described in paragraph 18(F) below; or

(vii)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes, whether or not they are present at the meeting, and on all holders of Receipts and Coupons appertaining to such Notes.

15.	If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a one-third in nominal amount of the Notes for the time being outstanding.

16.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the nominal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

17.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

18.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held by them), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

19.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

20.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

21.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

22.	Any director or officer of the Issuer and its lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1(2) of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

23.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote for each Note; and

(B)	on a poll every person who is so present shall have one vote in respect of:

(i)	in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

(ii)	in the case of a meeting of the holders of Notes denominated in more than one currency, each €1.00 or, in the case of a Note denominated in a currency other than euro, the equivalent of €1.00 in such currency at the Agent’s spot buying rate for the relevant currency against euro at or about 11.00 a.m. (Luxembourg time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in nominal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

24.	The proxies named in any block voting instruction need not be Noteholders.

25.	Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the person making the request of its due execution in the name of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

26.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed PROVIDED THAT no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its corporate seat (or such other place as may have been approved by the Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

27.	A meeting of the Noteholders shall in addition to the powers above given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders, the Receiptholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, Receiptholders and Couponholders against the Issuer or against any of its property whether such rights shall arise under this Schedule, the Notes, the Receipts or the Coupons or otherwise.

(C)	Power to assent to any modification of the provisions contained in this Schedule or the Conditions, the Notes, the Receipts or the Coupons which shall be proposed by the Issuer.

(D)	Power to give any authority or sanction which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes, the Receipts and the Coupons.

28.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Schedule shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such resolution.

29.	The expression “Extraordinary Resolution” when used in this Agreement or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 75 per cent. of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than 75 per cent. of the votes given on such poll.

30.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

31.	Subject to all other provisions contained herein the Agent may without the consent of the Issuer, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in its sole discretion think fit.

SCHEDULE 5

FORM OF PUT NOTICE

KONINKLIJKE AHOLD N.V.

[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the “Notes”) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition [7](d) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of bearing the following serial numbers:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

If the Notes referred to above are to be returned(1) to the undersigned under clause 10(4) of the Agency Agreement, they should be returned by post to:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account](2).

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:

Duly authorised in the name of [                    ]

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons                                                                                                    (3)

Received by:

[Signature and stamp of Paying Agent]

At its office at:

On:

Notes

(1)	The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.
(2)	Delete as applicable.
(3)	Only relevant for Fixed Rate Notes in definitive form.

N.B.	The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Option is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in Condition 7(d).

SIGNATORIES

KONINKLIJKE AHOLD N.V.
as Issuer

By:

CITIBANK N.A. as Agent

By:

ABN AMRO BANK N.V. as Paying Agent

By: